UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  November 17, 2014

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	59-3691650
(State or other jurisdiction of Incorporation)	(IRS Employer Identification Number)

1575 Aviation Center Parkway, Suite 433, Daytona Beach, Florida 32117

(Address of principal executive offices)

386-943-8358

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement.

On November 14, 2014, all conditions, terms and guarantees of escrow were satisfied allowing Turbine Truck Engines, Inc. (the “Company” or “TTE”) to close the Asset Purchase Agreement and Technology Sale/Transfer/Assignment for all Intellectual Property (IP) Agreement (collectively the “Agreements”), with Robert & Barbara Scragg (the “Scraggs”) and Alpha Engines Corporation (collectively the “Sellers”) to obtain all rights, title, interest, patents, trademarks, and inventor notes for both the Detonation Cycle Gas Turbine Engine (DCGT) and Gas-to-Liquid (GTL) technologies.

The signed agreements, previously announced in the companies’ 8-K filing of October 22, 2014, allowed for an escrow period, to be completed on or before November 20, 2014, in which all parties provided satisfaction of certain guarantees including the Sellers guarantee to the Company that both assets are free and clear of any liens, encumbrances or licensing agreements which would impede the Seller’s ability to convey, sell, assign or transfer the DCGT or GTL technology to TTE.

The purchase price of the Asset Purchase Agreement for both the DCGT & GTL technologies is 750,000 restricted common shares of Turbine Truck Engines, Inc. presented to the sellers at closing. Additionally, TTE paid a Royalty payment of one thousand dollars ($1,000) towards all outstanding Royalty payments. As part of the Asset Purchase Agreement, any and all licensing agreements between TTE and the Sellers were terminated to include that any and all accrued and outstanding royalty payments or other compensation which may have been due by TTE to the Sellers thereunder was forgiven by Sellers.

Going forward, Robert & Barbara Scragg will consult with TTE for the purpose of the turnover of all applicable intellectual property, proprietary information, data, notes, hardware, pertinent material, improvements and advancements directly or indirectly related to both technologies. Upon completion of this turnover, the Scraggs will receive two hundred fifty thousand (250,000) common shares of TTE, as compensation for the services provided as an independent consultant, from Purchaser's authorized 2011 Employee Compensation Plan.

In addition to the above noted consulting compensation, from TTE to the Scraggs, the Asset Purchase Agreement allows for the Scraggs to receive an additional one million (1,000,000) restricted common shares of Turbine Truck Engines, Inc. upon either (a) Purchaser’s certification of viability, which shall be made by Purchaser using reasonable commercial standards, of either of the Detonation Cycle Gas Turbine Engine or the Gas-to-Liquid technology, which shall include at a minimum, the independent collection of data proving commercial viability or (b) commercial sales by the Purchaser, or its successors or licensees, of products embodying either of the DCGT or the GTL technology.

Item 9.01 Financial Statements and Exhibits

10.1	Asset Purchase Agreement, dated October 14, 2014.

10.2	Technology Sale/Transfer/Assignment Agreement for all Intellectual Property, dated October 14, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: November 17, 2014	By:	/s/ Enzo Cirillo
Enzo Cirillo,
Interim CEO